UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 31, 2003

Date of Report (date of earliest event reported)

NANOGEN, INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-23541 (Commission File Number)	33-0489621 (I. R. S. Employer Identification No. )

10398 Pacific Center Court

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 410-4600

N/A

(Former name or former address, if changed since last report)

Item 12.	Results of Operations and Financial Condition

On July 31, 2003, we issued a press release announcing results for our fiscal quarter ended June 30, 2003.

A copy of the press release is attached hereto as Exhibit 99.1.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, we used a non-GAAP adjustment to exclude the $3.6 million loss on the sale of CombiMatrix stock from the loss and loss per share information for the first quarter of 2003. We received shares of CombiMatrix stock during 2002 as part of a litigation settlement. Non-GAAP adjustments are provided to enhance the user’s overall understanding of current financial performance and prospects for the future. Specifically, we believe that the non-GAAP adjustment provides useful information to both management and investors by excluding certain losses that we believe are not indicative of our operating results, thereby permitting a more meaningful comparison between the loss and loss per share information for the first and second quarters of 2003. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2003	NANOGEN, INC.

/s/ HOWARD C. BIRNDORF

Howard C. Birndorf Chief Executive Officer